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                                                                     Exhibit 5

ANDREA M. TEICHMAN
Direct Line:  617-428-3540
                                                  June 2, 1995


HPSC, Inc.
60 State Street
Boston, MA 02109-1803

Gentlemen:

     We have acted as counsel for HPSC, Inc., a Delaware corporation (the "Company") with respect to a proposed offering (the "Offering") of a maximum of 550,000 shares of the Company's Common Stock, $.01 par value per share, to eligible employees and non-employee directors of the Company pursuant to the HPSC, Inc. 1995 Stock Incentive Plan (the "1995 Plan") which was adopted by the Board of Directors of the Company on March 8, 1995 and ratified by the stockholders of the Company on May 11, 1995. We have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Offering.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the 1995 Plan, as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The Common Stock has been duly authorized by all necessary corporate action of the Company.

     2.  The 1995 Plan has been duly adopted by the Company.

     3. The Common Stock upon issuance and delivery against payment as provided in the 1995 Plan, will be validly issued, fully paid and non-assessable.

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HPSC, Inc.
June 2, 1995
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL." in the Registration Statement.

                                   Very truly yours,

                                   HILL & BARLOW,
                                   A PROFESSIONAL CORPORATION


                                   By:  /s/ Andrea M. Teichman
                                        -----------------------------
                                        Andrea M. Teichman, a
                                        member of the firm
0140845.01